Commvault Announces Fourth Quarter Fiscal 2026 Financial Results
Achieved all fourth quarter and fiscal 2026 guided metrics
Record $132 million free cash flow in fourth quarter
Total reported ARR grew +21% year over year, with $44 million in constant currency net new ARR

Tinton Falls, N.J. – April 28, 2026 – Commvault [Nasdaq: CVLT] today announced its financial results for the fourth quarter and fiscal year ended March 31, 2026.

“Our results reinforce that we are delivering durable growth fueled through industry-leading innovation and our rapidly expanding SaaS business,” said Sanjay Mirchandani, President and CEO, Commvault. “In fiscal 2027, the rise of AI will create more data and more risk – which in turn increases demand for our platform’s trusted protection, governance, and recovery capabilities. We believe we are well positioned to deliver profitable growth through new and expanding customer relationships.”
Notes are contained at the end of this press release

Fourth Quarter Fiscal 2026 Highlights -
•Total revenues were $312 million, up 13% year over year
•Subscription revenue was $208 million, up 20% year over year, inclusive of term-based license revenue of $114 million, up 6% year over year, and SaaS revenue of $93 million, up 43% year over year
•Income from operations (EBIT) was $17 million, an operating margin of 5.3%
•Non-GAAP EBIT2 was $66 million, an operating margin of 21.3%
•Generated $132 million in operating cash flow and free cash flow2

Full Year Fiscal 2026 Highlights -
•Total revenues were $1,184 million, up 19% year over year
•Total ARR1 grew to $1,122 million, up 21% year over year, or 18% on a constant currency basis using the March 31, 2025 spot rates
•Subscription revenue was $768 million, up 30% year over year, inclusive of term-based license revenue of $435 million, up 18% year over year, and SaaS revenue of $333 million, up 52% year over year
•Subscription ARR1 grew to $989 million, up 27% year over year, or 24% on a constant currency basis using the March 31, 2025 spot rates
•Income from operations (EBIT) was $74 million, an operating margin of 6.3%
•Non-GAAP EBIT2 was $238 million, an operating margin of 20.1%
•Operating cash flow was $245 million, with free cash flow2 of $237 million

Recent Business Highlights -
•Commvault announced an integration with Microsoft Security to better connect threat detection with trusted recovery, and expanded its integration with CrowdStrike, to deliver bi-directional visibility with CrowdStrike Falcon Next-Gen SIEM.
•Commvault and NetApp announced a strategic alliance to deliver a powerful, integrated solution for enterprise data protection and cyber resilience.
•Commvault extended identity resilience to Okta and joined forces with CloudSEK to address a growing threat: exposed credentials on the dark web.
•Commvault expanded enterprise resilience to structured and AI data, enabled via its recent acquisition of data and AI security company Satori.
•Commvault announced a partnership with STACKIT that is designed to support European customers’ sovereign cloud requirements while delivering cyber resilience to enterprise organizations.

Financial Outlook for First Quarter and Full Year Fiscal 20273 -
We are providing the following guidance for the first quarter of fiscal year 2027, based on the recast definitions set forth at the end of this earnings press release:
•Subscription revenue is expected to be between $263 million and $265 million
•Non-GAAP EBIT margin2 is expected to be approximately 19%

We are providing the following guidance for the full fiscal year 2027, based on the recast definitions set forth at the end of this earnings press release:
•Subscription revenue is expected to be between $1,115 million and $1,125 million
•Subscription ARR1 is expected to be between $1,200 million and $1,210 million
•Total revenues are expected to be between $1,300 million and $1,310 million
•Non-GAAP EBIT margin2 is expected to be approximately 20.5%
•Free cash flow2 is expected to be between $250 million and $260 million

The above guidance metrics contemplate current exchange rates and current macroeconomic conditions. In addition, guidance for Subscription Revenue and Subscription ARR reflects the recast definitions set forth in the Recast Section at the end of this earnings press release.

These statements are forward-looking and made pursuant to the safe harbor provisions discussed in detail below. We do not undertake any obligation to update these forward-looking statements. Actual results may differ materially from anticipated results.

Conference Call Information
Commvault will host a conference call today, April 28, 2026 at 8:30 a.m. Eastern Time (5:30 a.m. Pacific Time) to discuss quarterly results. The live webcast and call dial-in numbers can be accessed by registering under the "News & Events" section of Commvault's website at ir.commvault.com under the "Investor Events" heading. An archived webcast of this conference call will also be available following the call.

About Commvault
Commvault (Nasdaq: CVLT) is a leader in unified resilience at enterprise scale. In a constantly evolving threat landscape, Commvault keeps customers ready by unifying data security, identity resilience, and cyber recovery, on one cloud-native, AI-enabled platform. Customers trust Commvault to conduct the fastest, most complete recoveries – not just their data, but their entire business. Purpose-built for the agentic enterprise, Commvault also enables organizations to safely embrace AI while protecting against AI-driven threats.

Safe Harbor Statement
This press release may contain forward-looking statements, including statements regarding financial projections, which are subject to risks and uncertainties, such as those related to our restructuring plans, competitive factors, difficulties and delays inherent in the development, manufacturing, marketing and sale of software products and related services, general economic conditions, outcome of litigation and others. For a discussion of these and other risks and uncertainties affecting Commvault's business, see "Item 1A. Risk Factors" in our annual report on Form 10-K and "Item 1A. Risk Factors" in our most recent quarterly report on Form 10-Q. Statements regarding Commvault’s beliefs, plans, expectations or intentions regarding the future are forward-looking statements, within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All such forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Actual results may differ materially from anticipated results. Commvault does not undertake to update its forward-looking statements.

Investor Relations Contact
Michael J. Melnyk, CFA
646-522-6160
mmelnyk@commvault.com

Media Contact
Andrea Duffy
646-295-5241
andreaduffy@commvault.com

Overview
($ in thousands)

	Q4'25		Q1'26		Q2'26		Q3'26		Q4'26
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Subscription:
Term-based license	$107,954	33%	$109,282	36%	$92,647	10%	$118,950	22%	$114,445	6%
SaaS	65,274	69%	72,445	66%	80,018	61%	87,379	44%	93,139	43%
Total subscription	173,228	45%	181,727	46%	172,665	29%	206,329	30%	207,584	20%
Perpetual license	14,962	(2)%	7,335	(47)%	12,073	15%	13,675	(17)%	10,129	(32)%
Customer support	76,509	(1)%	79,021	4%	80,229	3%	80,271	4%	80,905	6%
Other services	10,340	(8)%	13,895	31%	11,221	2%	13,557	25%	13,074	26%
Total revenues	$275,039	23%	$281,978	26%	$276,188	18%	$313,832	19%	$311,692	13%

	FY'25		FY'26
	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Subscription:
Term-based license	$370,411	22%	$435,324	18%
SaaS	219,256	74%	332,981	52%
Total subscription	589,667	37%	768,305	30%
Perpetual license	55,643	(3)%	43,212	(22)%
Customer support	307,563	—%	320,426	4%
Other services	42,746	(4)%	51,747	21%
Total revenues	$995,619	19%	$1,183,690	19%

Constant Currency - Revenue
($ in thousands)

The constant currency impact is calculated using the average foreign exchange rates from the prior year period and applying these rates to foreign-denominated revenues in the current corresponding period. Commvault analyzes revenue growth on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations. The non-GAAP financial measures presented in this press release should not be considered as a substitute for, or superior to, the measures of financial performance prepared in accordance with GAAP.

	Q4'25 Revenue as Reported (GAAP)	Q4'26 Revenue as Reported (GAAP)	Constant Currency Impact	% Change Y/Y (GAAP)	% Change Y/Y Constant Currency
Subscription:
Term-based license	$107,954	$114,445	$(3,827)	6%	2%
SaaS	65,274	93,139	(3,113)	43%	38%
Total subscription	173,228	207,584	(6,940)	20%	16%
Perpetual license	14,962	10,129	(445)	(32)%	(35)%
Customer support	76,509	80,905	(3,284)	6%	1%
Other services	10,340	13,074	(162)	26%	25%
Total	$275,039	$311,692	$(10,831)	13%	9%

	FY'25 Revenue as Reported (GAAP)	FY'26 Revenue as Reported (GAAP)	Constant Currency Impact	% Change Y/Y (GAAP)	% Change Y/Y Constant Currency
Subscription:
Term-based license	$370,411	$435,324	$(11,694)	18%	14%
SaaS	219,256	332,981	(6,945)	52%	49%
Total subscription	589,667	768,305	(18,639)	30%	27%
Perpetual license	55,643	43,212	(1,448)	(22)%	(25)%
Customer support	307,563	320,426	(8,400)	4%	1%
Other services	42,746	51,747	(1,035)	21%	19%
Total	$995,619	$1,183,690	$(29,522)	19%	16%

Disaggregation of Revenues
($ in thousands)

Our Americas region includes the United States, Canada, and Latin America. Our International region primarily includes Europe, Middle East, Africa, Australia, India, Southeast Asia, and China.

	Q4'25		Q1'26		Q2'26		Q3'26		Q4'26
	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$169,384	29%	$170,928	23%	$168,125	16%	$178,852	15%	$184,977	9%
International	105,655	15%	111,050	29%	108,063	22%	134,980	26%	126,715	20%
Total revenues	$275,039	23%	$281,978	26%	$276,188	18%	$313,832	19%	$311,692	13%

	FY'25		FY'26
	Revenue	Y/Y Growth	Revenue	Y/Y Growth
Americas	$607,952	22%	$702,882	16%
International	387,667	14%	480,808	24%
Total revenues	$995,619	19%	$1,183,690	19%

Total ARR, Subscription ARR and SaaS ARR1
($ in thousands)

	Q4'25	Q1'26	Q2'26	Q3'26	Q4'26
Total ARR[1]	$930,051	$996,202	$1,043,295	$1,084,880	$1,121,571
Subscription ARR[1]	780,098	843,873	893,707	940,859	989,294
SaaS ARR[1]	281,045	306,874	335,669	363,732	400,157

Constant Currency - ARR1
($ in thousands)

The constant currency impact on ARR1 is calculated using the foreign exchange spot rates from March 31, 2025 and applying these rates to foreign-denominated results in the periods presented.

	Q4'25	Q1'26	Q2'26	Q3'26	Q4'26
Total ARR[1] as Reported	$930,051	$996,202	$1,043,295	$1,084,880	$1,121,571
As Reported NNARR	40,423	66,151	47,093	41,585	36,691
Total ARR[1] using March 31, 2025 rates	930,051	969,693	1,016,697	1,055,806	1,099,539
Constant currency NNARR	30,686	39,642	47,004	39,109	43,733

Subscription ARR[1] as Reported	$780,098	$843,873	$893,707	$940,859	$989,294
As Reported NNARR	45,886	63,775	49,834	47,152	48,435
Subscription ARR[1] using March 31, 2025 rates	780,098	822,695	872,065	916,722	970,133
Constant currency NNARR	38,572	42,597	49,370	44,657	53,411

SaaS ARR[1] as Reported	$281,045	$306,874	$335,669	$363,732	$400,157
As Reported NNARR	22,088	25,829	28,795	28,063	36,425
SaaS ARR[1] using March 31, 2025 rates	281,045	299,017	327,781	354,888	393,058
Constant currency NNARR	19,629	17,972	28,764	27,107	38,170

Additional Financial Information
For the three months ended March 31, 2026 -
•GAAP net income was $15 million, or $0.34 per diluted share for the three months ended March 31, 2026
•GAAP gross margin was 81.4% and non-GAAP gross margin2 was 81.8% for the three months ended March 31, 2026
•We repurchased approximately 3 million shares of common stock for $259 million during the three months ended March 31, 2026
•Weighted average diluted shares outstanding were approximately 43 million for the three months ended March 31, 2026

For the year ended March 31, 2026 -
•GAAP net income was $71 million, or $1.58 per diluted share for the year ended March 31, 2026
•GAAP gross margin was 81.2% and non-GAAP gross margin2 was 81.6% for the year ended March 31, 2026
•We repurchased approximately 4 million shares of common stock for $446 million during the year ended March 31, 2026
•Weighted average diluted shares outstanding were approximately 45 million for the year ended March 31, 2026
•Cash and cash equivalents totaled $900 million as of March 31, 2026
•SaaS net dollar retention rate (NRR)4 was 122% as of March 31, 2026
•On April 15, 2026, Commvault's Board of Directors approved recommitting our share repurchase program so that $250 million was made available

Commvault Systems, Inc.

Consolidated Statements of Operations
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Revenues:
Subscription:
Term-based license	$114,445	$107,954	$435,324	$370,411
Software-as-a-service	93,139	65,274	332,981	219,256
Total subscription	207,584	173,228	768,305	589,667
Perpetual license	10,129	14,962	43,212	55,643
Customer support	80,905	76,509	320,426	307,563
Other services	13,074	10,340	51,747	42,746
Total revenues	311,692	275,039	1,183,690	995,619
Cost of revenues:
Subscription:
Term-based license	3,007	2,756	10,662	9,558
Software-as-a-service	31,555	23,045	118,301	79,341
Total subscription	34,562	25,801	128,963	88,899
Perpetual license	32	312	531	1,500
Customer support	14,397	13,746	58,879	57,680
Other services	9,013	7,907	34,747	30,956
Total cost of revenues	58,004	47,766	223,120	179,035
Gross margin	253,688	227,273	960,570	816,584
Operating expenses:
Sales and marketing	135,655	120,152	519,688	434,117
Research and development	40,062	39,333	162,213	146,286
General and administrative	40,167	38,274	162,722	138,375
Depreciation and amortization	2,563	2,401	10,348	9,072
Restructuring	18,603	812	32,154	10,026
Change in contingent consideration	—	(426)	(545)	2,060
Impairment charges	—	—	—	2,910
Total operating expenses	237,050	200,546	886,580	742,846
Income from operations	16,638	26,727	73,990	73,738
Interest income	8,313	1,556	21,810	6,654
Interest expense	(1,431)	(103)	(3,795)	(416)
Other income (expense), net	(403)	453	119	1,077
Income before income taxes	23,117	28,633	92,124	81,053
Income tax expense (benefit)	8,468	(2,360)	21,467	4,947
Net income	$14,649	$30,993	$70,657	$76,106
Net income per common share:
Basic	$0.34	$0.70	$1.61	$1.74
Diluted	$0.34	$0.69	$1.58	$1.68
Weighted average common shares outstanding:
Basic	43,047	44,066	43,976	43,850
Diluted	43,263	45,158	44,654	45,187

Commvault Systems, Inc.

Condensed Consolidated Balance Sheets
(In thousands)
(Unaudited)

	March 31,	March 31,
	2026	2025
ASSETS
Current assets:
Cash and cash equivalents	$899,987	$302,103
Trade accounts receivable, net	330,483	251,995
Assets held for sale	—	34,770
Other current assets	56,040	46,189
Total current assets	1,286,510	635,057

Deferred tax assets, net	153,766	133,378
Property and equipment, net	9,750	8,294
Operating lease assets	34,920	10,124
Deferred commissions cost	103,892	79,309
Intangible assets, net	19,715	20,737
Goodwill	209,322	185,255
Other assets	68,430	46,112
Total assets	$1,886,305	$1,118,266

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$651	$373
Accrued liabilities	165,583	147,133
Current portion of operating lease liabilities	6,963	4,614
Deferred revenue	484,973	402,930
Total current liabilities	658,170	555,050

Convertible notes, net	880,863	—
Deferred revenue, less current portion	293,725	223,282
Deferred tax liabilities	1,565	1,384
Long-term operating lease liabilities	29,675	6,338
Other liabilities	14,813	7,090

Total stockholders’ equity	7,494	325,122
Total liabilities and stockholders’ equity	$1,886,305	$1,118,266

Commvault Systems, Inc.
Consolidated Statements of Cash Flows
(In thousands)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Cash flows from operating activities
Net income	$14,649	$30,993	$70,657	$76,106
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	2,563	2,401	10,348	9,072
Amortization of debt issuance costs	1,138	28	2,808	115
Amortization of deferred commissions costs	13,394	9,658	47,741	33,414
Noncash stock-based compensation	31,964	28,992	123,425	113,262
Noncash operating lease expense	1,966	2,082	8,116	6,408
Noncash change in fair value of equity securities	474	(396)	68	(364)
Noncash change in fair value of contingent consideration	—	(426)	(545)	2,060
Noncash adjustment on headquarters sale leaseback	—	—	495	—
Noncash impairment charges	—	—	—	2,910
Noncash lease impairment	1,374	—	1,374	—
Deferred income taxes	(2,018)	(17,194)	7,700	(23,474)
Changes in operating assets and liabilities:
Trade accounts receivable, net	27,017	3,425	(73,964)	(62,012)
Operating lease liabilities	(2,078)	(1,963)	(8,012)	(7,136)
Other current assets and Other assets	(2,680)	(9,051)	(20,823)	(8,615)
Deferred commissions cost	(23,124)	(20,316)	(73,655)	(49,848)
Accounts payable	399	292	252	(948)
Accrued liabilities	13,339	15,140	11,562	25,235
Deferred revenue	52,939	29,749	136,410	87,659
Other liabilities	869	3,541	723	3,538
Net cash provided by operating activities	132,185	76,955	244,680	207,382
Cash flows from investing activities
Purchase of property and equipment	(344)	(783)	(7,529)	(3,756)
Purchase of equity securities	(169)	(545)	(6,951)	(1,333)
Proceeds from sale of headquarters, net	—	—	34,849	—
Business combination, net of cash acquired	200	598	(25,815)	(65,311)
Net cash used in investing activities	(313)	(730)	(5,446)	(70,400)
Cash flows from financing activities
Repurchase of common stock	(259,293)	(29,821)	(446,106)	(165,015)
Proceeds from stock-based compensation plans	7,529	6,437	14,503	17,537
Proceeds from issuance of convertible notes	—	—	900,000	—
Purchase of capped calls	—	—	(99,630)	—
Payment of contingent liability	—	(340)	—	(340)
Payment of debt issuance costs	—	—	(23,400)	—
Other	(18)	—	(66)	—
Net cash provided by (used in) financing activities	(251,782)	(23,724)	345,301	(147,818)
Effects of exchange rate — changes in cash	(6,449)	6,027	13,349	185
Net increase (decrease) in cash and cash equivalents	(126,359)	58,528	597,884	(10,651)
Cash and cash equivalents at beginning of period	1,026,346	243,575	302,103	312,754
Cash and cash equivalents at end of period	$899,987	$302,103	$899,987	$302,103

Supplemental disclosures of noncash activities
Issuance of common stock for business combination	$—	$—	$—	$4,900
Operating lease liabilities arising from obtaining right-of-use assets	$523	$1,109	$35,604	$5,796

Commvault Systems, Inc.

Reconciliation of GAAP to Non-GAAP Financial Measures
(In thousands, except per share data)
(Unaudited)

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Non-GAAP financial measures and reconciliation:
GAAP income from operations	$16,638	$26,727	$73,990	$73,738
Noncash stock-based compensation[5]	29,247	28,840	118,886	108,615
FICA and payroll tax expense related to stock-based compensation[6]	691	1,767	4,140	5,459
Restructuring[7]	18,603	812	32,154	10,026
Amortization of intangible assets[8]	1,256	1,176	4,722	3,705
Litigation settlement[9]	—	—	—	675
Business combination costs[10]	—	201	1,902	2,541
Change in contingent consideration[11]	—	(426)	(545)	2,060
Adjustment on headquarters sale leaseback[12]	—	—	495	—
Noncash impairment charges[13]	—	—	—	2,910
Other nonrecurring charges[14]	—	—	1,805	—
Non-GAAP income from operations	$66,435	$59,097	$237,549	$209,729

GAAP net income	$14,649	$30,993	$70,657	$76,106
Noncash stock-based compensation[5]	29,247	28,840	118,886	108,615
FICA and payroll tax expense related to stock-based compensation[6]	691	1,767	4,140	5,459
Restructuring[7]	18,603	812	32,154	10,026
Amortization of intangible assets[8]	1,256	1,176	4,722	3,705
Litigation settlement[9]	—	—	—	675
Business combination costs[10]	—	201	1,902	2,541
Change in contingent consideration[11]	—	(426)	(545)	2,060
Adjustment on headquarters sale leaseback[12]	—	—	495	—
Noncash impairment charges[13]	—	—	—	2,910
Other nonrecurring charges[14]	—	—	1,805	—
Non-GAAP provision for income taxes adjustment[15]	(9,031)	(17,000)	(39,897)	(47,143)
Non-GAAP net income	$55,415	$46,363	$194,319	$164,954

GAAP diluted earnings per share	$0.34	$0.69	$1.58	$1.68
Noncash stock-based compensation[5]	0.68	0.64	2.66	2.40
FICA and payroll tax expense related to stock-based compensation[6]	0.02	0.04	0.09	0.12
Restructuring[7]	0.43	0.02	0.72	0.22
Amortization of intangible assets[8]	0.03	0.03	0.11	0.08
Litigation settlement[9]	—	—	—	0.01
Business combination costs[10]	—	—	0.04	0.06
Change in contingent consideration[11]	—	(0.01)	(0.01)	0.05
Adjustment on headquarters sale leaseback[12]	—	—	0.01	—
Noncash impairment charges[13]	—	—	—	0.06
Other nonrecurring charges[14]	—	—	0.04	—
Non-GAAP provision for income taxes adjustment[15]	(0.22)	(0.38)	(0.89)	(1.03)
Non-GAAP diluted earnings per share	$1.28	$1.03	$4.35	$3.65
GAAP diluted weighted average shares outstanding	43,263	45,158	44,654	45,187

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Non-GAAP gross margin reconciliation:
GAAP gross margin	81.4%	82.6%	81.2%	82.0%
Cost of revenues related to noncash stock-based compensation	0.4%	0.5%	0.4%	0.6%
Non-GAAP gross margin	81.8%	83.1%	81.6%	82.6%

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Non-GAAP free cash flow reconciliation:
GAAP cash provided by operating activities	$132,185	$76,955	$244,680	$207,382
Purchase of property and equipment	(344)	(783)	(7,529)	(3,756)
Non-GAAP free cash flow	$131,841	$76,172	$237,151	$203,626

Use of Non-GAAP Financial Measures
Commvault has provided in this press release the following non-GAAP financial measures: non-GAAP income from operations (EBIT), non-GAAP income from operations margin, non-GAAP gross margin, non-GAAP net income, non-GAAP diluted earnings per share, non-GAAP free cash flow, annualized recurring revenue (ARR), subscription ARR, SaaS ARR and SaaS net dollar retention rate (NRR). This financial information has not been prepared in accordance with GAAP. Commvault uses these non-GAAP financial measures internally to understand, manage and evaluate its business and make operating decisions. Commvault believes that the use of these non-GAAP financial measures, when used as a supplement to GAAP financial measures, provides an additional tool for investors to use in evaluating ongoing operating results and trends, and in comparing its financial results with other companies in Commvault’s industry, many of which present similar non-GAAP financial measures to the investment community. Commvault has also provided its revenues, ARR, subscription ARR and SaaS ARR on a constant currency basis. Commvault analyzes revenue growth, ARR, subscription ARR and SaaS ARR on a constant currency basis in order to provide a comparable framework for assessing how the business performed excluding the effect of foreign currency fluctuations.

All of these non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, financial information prepared in accordance with GAAP. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measures, where applicable, which are included in this press release. Certain non-GAAP measures discussed in this press release do not have a directly comparable GAAP financial measure and therefore are not reconciled.

Non-GAAP income from operations and non-GAAP income from operations margin. These non-GAAP financial measures exclude noncash stock-based compensation charges and additional Federal Insurance Contribution Act (FICA) and related payroll tax expense incurred by Commvault when employees vest in restricted stock awards. Commvault has also excluded restructuring costs, noncash amortization of intangible assets, business combination costs, the change in the estimated fair value of contingent consideration, adjustments from the sale and leaseback of headquarters and other nonrecurring charges from its non-GAAP results. These adjustments are further discussed in the reconciliation of GAAP to non-GAAP financial measures. Commvault believes that these non-GAAP financial measures are useful metrics for management and investors because they compare Commvault’s core operating results over multiple periods. When evaluating the performance of Commvault’s operating results and developing short- and long-term plans, Commvault does not consider such expenses.

In addition, Commvault expects to incur a non-routine business expense in the first half of fiscal 2027 related to contingent performance-based fees associated with strategic pricing and packaging initiatives. These fees are expected to be incurred upon the achievement of defined outcomes and are estimated to range between $5 million and $10 million. Commvault intends to exclude these costs from its non-GAAP results as they are episodic in nature, directly tied to a discrete strategic initiative, and not reflective of ongoing operating performance.

Although noncash stock-based compensation and the additional FICA and related payroll tax expenses are necessary to attract and retain employees, Commvault places its primary emphasis on stockholder dilution as compared to the accounting charges related to such equity compensation plans. Commvault believes that providing non-GAAP financial measures that exclude noncash stock-based compensation expense and the additional FICA and related payroll tax expenses incurred on vesting of restricted stock awards allow investors to make meaningful comparisons between Commvault’s operating results and those of other companies.

There are a number of limitations related to the use of non-GAAP income from operations and non-GAAP income from operations margin. The most significant limitation is that these non-GAAP financial measures exclude certain operating costs, primarily related to noncash stock-based compensation, which is of a recurring nature. Noncash stock-based compensation has been, and will continue to be for the foreseeable future, a significant recurring expense in Commvault’s operating results. In addition, noncash stock-based compensation is an important part of Commvault’s employees’ compensation and can have a significant impact on their performance. The following table presents the stock-based compensation expense included in cost of revenues, sales and marketing, research and development and general and administrative ($ in thousands):

	Three Months Ended March 31,		Year Ended March 31,
	2026	2025	2026	2025
Cost of revenues	$1,344	$1,324	$5,239	$5,744
Sales and marketing	12,469	12,599	51,173	47,627
Research and development	6,977	6,225	28,538	24,028
General and administrative	8,457	8,692	33,936	31,216
Stock-based compensation expense	$29,247	$28,840	$118,886	$108,615

The table above excludes stock-based compensation expense related to the Company's restructuring activities described below in Note 7.

The components that Commvault excludes in its non-GAAP financial measures may differ from the components that its peer companies exclude when they report their non-GAAP financial measures. Due to the limitations related to the use of non-GAAP measures, Commvault’s management assists investors by providing a reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure. Commvault's management uses non-GAAP financial measures only in addition to, and in conjunction with, results presented in accordance with GAAP.

Non-GAAP net income and non-GAAP diluted earnings per share (EPS). In addition to the adjustments discussed in non-GAAP income from operations, non-GAAP net income and non-GAAP diluted EPS incorporates a non-GAAP effective tax rate of 24%.

Commvault anticipates that in any given period its non-GAAP tax rate may be either higher or lower than the GAAP tax rate as evidenced by historical fluctuations. The GAAP tax rates in recent fiscal years were not meaningful percentages due to the dollar amount of GAAP pre-tax income. For the same reason as the GAAP tax rates, the estimated cash tax rates in recent fiscal years are not meaningful percentages. Commvault defines its cash tax rate as the total amount of cash income taxes payable for the fiscal year divided by consolidated GAAP pre-tax income. Over time, Commvault believes its GAAP and cash tax rates will align.

Commvault considers non-GAAP net income and non-GAAP diluted EPS useful metrics for Commvault management and its investors for the same basic reasons that Commvault uses non-GAAP income from operations and non-GAAP income from operations margin. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP net income and non-GAAP diluted EPS.

Non-GAAP gross margin. Commvault defines this non-GAAP financial measure as GAAP gross margin adjusted to exclude cost of revenues related to noncash stock-based compensation.

Non-GAAP free cash flow. Commvault defines this non-GAAP financial measure as net cash provided by operating activities less purchases of property and equipment. Commvault considers non-GAAP free cash flow a useful metric for Commvault management and its investors in evaluating Commvault's ability to generate cash from its business operations. In addition, the same limitations as well as management actions to compensate for such limitations described above also apply to Commvault’s use of non-GAAP free cash flow.

Forward-looking non-GAAP measures. In this press release, Commvault presents non-GAAP EBIT margin and free cash flow on a forward-looking basis. The most directly comparable GAAP measures are not accessible on a forward-looking basis without unreasonable efforts, because certain items that impact these GAAP measures, cannot be reasonably predicted or quantified. The probable significance of these items may be material, and as a result, the corresponding GAAP measures and a quantitative reconciliation to those GAAP measures are not available on a forward-looking basis.

Notes
1.Annualized recurring revenue (ARR) represents the annualized value of all active contracts as of the end of a reporting period. ARR includes recurring subscription offerings, customer support associated with perpetual and term licenses, enhanced customer support contracts, and managed service offerings. ARR excludes non-recurring elements, such as perpetual licenses and professional services, which are typically delivered at a point in time. For all term-based arrangements, ARR is calculated by dividing the total active contract value by the number of days in the contract term and multiplying the result by 365. For consumption-based arrangements on a pay as you go model without a fixed commitment, ARR is calculated by annualizing the revenue contractually expected to be received in a given month based on actual monthly usage from a prior month. Because ARR includes only contracts that are active at the end of the reporting period, it does not reflect assumptions or estimates regarding future contract renewals or non-renewals. Subscription ARR represents the portion of annual recurring revenue attributable to term‑based licenses, maintenance and support services associated with term license arrangements, SaaS subscriptions, and consumption‑based arrangements, calculated using the same ARR methodology. SaaS ARR represents the cloud‑hosted portion of Subscription ARR and excludes revenue attributable to term license arrangements and related maintenance and support services.

These metrics should be viewed independently of GAAP revenue, deferred revenue and unbilled revenue and are not intended to be combined with or to replace those items. These metrics are not a forecast of future revenues. Management believes that reviewing these metrics, in addition to GAAP results, helps investors and financial analysts understand the value of Commvault's recurring revenue streams presented on an annualized basis. There is no direct GAAP comparative to ARR. See “Use of Non-GAAP Financial Measures" for additional explanation.

2.A reconciliation of GAAP to non-GAAP results has been provided in the reconciliation of GAAP to non-GAAP financial measures included in this press release. An explanation of these measures is also included under the heading “Use of Non-GAAP Financial Measures.”

3.Commvault does not provide forward-looking guidance on a GAAP basis as certain financial information, the probable significance of which cannot be determined, is not available and cannot be reasonably estimated. See “Forward-looking non-GAAP measures” for additional explanation.

4.SaaS net dollar retention rate (NRR) is the percentage of SaaS ARR retained from existing customers at the start of an annual period after accounting for expansion revenue, churn, and downsell. It is presented on a constant currency basis using exchange rates as of March 31, 2025. Acquired SaaS ARR is excluded until the acquisition is fully integrated, which we generally expect to occur twelve months from the close date. We believe our SaaS NRR offers valuable insight into the year-over-year expansion of our existing customer base, reflecting both increased utilization of current products and services as well as the adoption of additional offerings. There is no direct GAAP comparative to NRR. See “Use of Non-GAAP Financial Measures" for additional explanation.

5.Represents noncash stock-based compensation charges associated with restricted stock units granted and our Employee Stock Purchase Plan, exclusive of stock-based compensation expense related to Commvault's restructuring activities described below in Note 7.

6.Represents additional FICA and related payroll tax expenses incurred by Commvault when employees vest in restricted stock awards.

7.During fiscal 2026, we initiated two restructuring plans designed to optimize our cost structure, enhance organizational agility, align resources with strategic priorities, and reorganize our business technology function. These initiatives include workforce reductions, technology transitions, office lease closures, and the exit of operations in certain jurisdictions. The related charges primarily consist of severance and associated employee termination costs, stock‑based compensation expense resulting from modification events, and office closure and exit charges. We expect both restructuring plans to be substantially completed during fiscal 2027.

Restructuring charges incurred in the prior year relate to a plan initiated in the fourth quarter of fiscal 2024 and completed in fiscal 2025. These charges consisted of severance and associated employee termination costs and stock‑based compensation expense resulting from modification events.

8.Represents noncash amortization of intangible assets.

9.During the first quarter of fiscal 2025, we entered into a settlement agreement resulting in a payment of approximately $1.5 million which resolved certain legal matters. For the three months ended June 30, 2024, approximately $0.7 million was recorded in general and administrative expenses and the remaining $0.8 million was incurred in a prior period that is not presented in the Consolidated Statements of Operations.

10.These charges relate to acquisition and business development activities, including legal, accounting and advisory services. Management believes, when used as a supplement to GAAP results, that the exclusion of these costs will help investors and financial analysts understand Commvault's operating results and underlying operational trends as compared to other periods.

11.Represents the change in the estimated fair value of the contingent consideration arrangement related to the acquisition of Appranix, Inc.

12.During the first quarter of fiscal 2026, we finalized the sale of our corporate headquarters and entered into a lease for a portion of the premises. These noncash charges represent accounting adjustments for a $1.3 million loss associated with the related lease terms and a $0.8 million adjustment to reflect the final sale price of the assets resulting in a net charge of $0.5 million recorded in general and administrative expense on the Consolidated Statements of Operations.

13.Represents noncash impairment charges related to our corporate headquarters.

14.These primarily legal and consulting expenses are related to our response in the second quarter of fiscal 2026 to a one-time security matter from the first quarter. Given the non-recurring nature of the matter, these costs have been excluded from non-GAAP results to provide a clearer view of ongoing operating performance.

15.The provision for income taxes is adjusted to reflect Commvault’s estimated non-GAAP effective tax rate of 24%.

Commvault Systems, Inc.
Recast Historical Financial Results
(In thousands)
(Unaudited)

Beginning in fiscal 2027, Commvault will disaggregate customer support revenue on the Consolidated Statements of Operations between support associated with term-based and perpetual software license arrangements. Customer support includes support contracts associated with our software products, including software updates on a when-and-if-available basis, telephone support, integrated web-based support, and other premium support offerings. There is no change to total revenues, customer support cost of revenue or total cost of revenues for any quarter in fiscal 2025 or fiscal 2026. The recast results for fiscal years 2025 and 2026 have been prepared on the same basis as the fiscal first‑quarter and full‑year fiscal 2027 guidance presented earlier in this earnings press release.
Customer support revenue related to term-based software license arrangements ("Term-based support") will be included in total subscription revenue and recognized ratably over contractual terms that typically range from one to three years. Customer support revenue related to perpetual software license arrangements ("Perpetual support") will be recognized ratably over contractual terms, typically one year. There is no change to the underlying revenue recognition treatment for these line items.
The table below recasts the results for fiscal 2025 and 2026 using the Consolidated Statements of Operations lines that will be effective beginning fiscal 2027.

	Fiscal 2026
	Q1'26	Q2'26	Q3'26	Q4'26	FY'26
Revenues:
Subscription:
Term-based license	$109,282	$92,647	$118,950	$114,445	$435,324
Term-based support	47,582	49,686	50,962	53,933	202,163
Software-as-a-service	72,445	80,018	87,379	93,139	332,981
Total subscription	229,309	222,351	257,291	261,517	970,468
Perpetual license	7,335	12,073	13,675	10,129	43,212
Perpetual support	31,439	30,543	29,309	26,972	118,263
Other services	13,895	11,221	13,557	13,074	51,747
Total revenues	$281,978	$276,188	$313,832	$311,692	$1,183,690

Cost of revenues:
Term-based license	$2,242	$2,414	$2,999	$3,007	$10,662
Software-as-a-service	25,972	29,187	31,587	31,555	118,301
Perpetual license	245	194	60	32	531
Customer support	14,207	14,847	15,428	14,397	58,879
Other services	8,111	8,402	9,221	9,013	34,747
Total cost of revenues	$50,777	$55,044	$59,295	$58,004	$223,120

	Fiscal 2025
	Q1'25	Q2'25	Q3'25	Q4'25	FY'25
Revenues:
Subscription:
Term-based license	$80,405	$84,427	$97,625	$107,954	$370,411
Term-based support	39,727	41,829	43,047	44,605	169,208
Software-as-a-service	43,675	49,611	60,696	65,274	219,256
Total subscription	163,807	175,867	201,368	217,833	758,875
Perpetual license	13,736	10,522	16,423	14,962	55,643
Perpetual support	36,561	35,859	34,031	31,904	138,355
Other services	10,568	11,030	10,808	10,340	42,746
Total revenues	$224,672	$233,278	$262,630	$275,039	$995,619

Cost of revenues:
Term-based license	$1,778	$2,371	$2,653	$2,756	$9,558
Software-as-a-service	15,762	17,161	23,373	23,045	79,341
Perpetual license	337	441	410	312	1,500
Customer support	14,263	15,311	14,360	13,746	57,680
Other services	7,648	7,578	7,823	7,907	30,956
Total cost of revenues	$39,788	$42,862	$48,619	$47,766	$179,035

In addition, beginning in fiscal 2027, Commvault will recast Subscription ARR to include enterprise support, further aligning Subscription ARR with subscription revenue. Prior to fiscal 2027, enterprise support was included only in Total ARR. This change does not impact Total ARR. The table below recasts annualized revenue results for fiscal 2025 and fiscal 2026 to reflect this change, which will be effective beginning in fiscal 2027.

	Fiscal 2026
	Q1'26	Q2'26	Q3'26	Q4'26
Total ARR	$996,202	$1,043,295	$1,084,880	$1,121,571
Subscription ARR	867,306	918,130	966,260	1,014,729

	Fiscal 2025
	Q1'25	Q2'25	Q3'25	Q4'25
Total ARR	$802,709	$853,265	$889,628	$930,051
Subscription ARR	657,330	708,993	755,358	802,390